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                                                                   Exhibit 99.01


               Certification Pursuant to 18 U.S.C. Section 1350,
                            As Adopted Pursuant To
                 Section 906 of the Sarbanes-Oxley Act of 2002


     In connection with Amendment No. 1 to the Annual Report on Form 10-K of VERITAS Software Corporation (the "Company") for the period ended
December 31, 2001, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:
     (1) the Report, as amended, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report, as amended, fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  March 14, 2003                                /s/ Gary L. Bloom
                                             -------------------------------
                                             Name:   Gary L. Bloom
                                             Title:  Chief Executive Officer


Date:  March 14, 2003                               /s/ Edwin J. Gillis
                                             -------------------------------
                                             Name:   Edwin J. Gillis
                                             Title:  Chief Financial Officer